SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 29, 2004

Date of Report (Date of earliest event reported)

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street

Santa Cruz, California 95060

(Address of principal executive offices)

(831) 427-7222

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On March 29, 2004, Tarantella, Inc., a California corporation (“Tarantella” or the “Registrant”), completed the acquisition of Caststream, Inc., a privately-held California corporation (“Caststream”), pursuant to a Stock Exchange Agreement (the “Agreement”), dated March 29, 2004.

Pursuant to the Agreement, Tarantella purchased all of the outstanding shares of Caststream in exchange for a total of 200,000 newly issued shares of Tarantella common stock and warrants. In addition, Tarantella will assume certain liabilities estimated to be approximately $40,000.

The above description of the Caststream acquisition is a summary only. A copy of the Agreement and the press release dated March 30, 2004 are filed herewith as Exhibits 2.1 and 99.1, respectively, and describe the terms of the Caststream acquisition. Such exhibits are incorporated herein by reference

(c)	Exhibits.

The following exhibits are filed in accordance with Item 601 of Regulation S-K as part of this report:

Exhibit	Description

Exhibit 2.1	Stock Exchange Agreement by and among Tarantella, Inc., Caststream, Inc., and the shareholders of Caststream, Inc. dated March 29, 2004.

Exhibit 99.1	Press Release by Tarantella Inc. dated March 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

Date: April 1, 2004	By:	/s/ John M. Greeley
John M. Greeley
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
2.1	Stock Exchange Agreement by and among Tarantella, Inc., Caststream, Inc., and the shareholders of Caststream, Inc. dated March 29, 2004.

99.1	Press release by Tarantella Inc. dated March 30, 2004.